SECURITIES AND EXCHANGE COMMISSION
                                                       Registration No. 33-
                          Washington, D.C. 20549
                                __________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  under
                       The Securities Act of 1933
                                __________

                         BLACK HILLS CORPORATION
           (exact name of registrant as specified in its charter)
            South Dakota                             46-0111677
      (State of Incorporation)            (IRS Employer Identification No.)

                     625 Ninth Street, P.O. Box 1400
                     Rapid City, South Dakota  57709
                (address of principal executive offices)

                Registrant's telephone number, including
                    area code:  (605) 348-1700
                               __________

         BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN (401K PLAN)
                        (Full title of the plan)
                               __________

                           ROXANN R. BASHAM
                     Vice President - Finance
                     Black Hills Corporation
           625 Ninth Street, Rapid City, South Dakota 57701
               (Name and address of agent for service)
                              __________

        It is respectfully requested that the Commission send signed copies of all notices, orders and communications to:

                          JOHN K. NOONEY, Esq.
                   Morrill Thomas Nooney & Braun LLP
            625 Ninth Street, Rapid City, South Dakota  57701
                              __________

                     CALCULATION OF REGISTRATION FEE

Title of                       Proposed       Proposed
Securities    Amount           Maximum        Maximum         Amount of
to be         to be            Offering Price Aggregate       Registration
Registered    Registered(1)(2) Per Share(3)   Offering Price  Fee

Common Stock
($1 Par Value)400,000 Shares   $ 24.0313      $9,612,520      $2,836

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Black Hills Corporation Retirement Savings plan (401K Plan).

2. Maximum number of shares expected to be acquired in the Plan through Participant contributions.

3. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices reported as of August 17, 1998.

PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Black Hills Corporation (the Company) with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's latest annual report on Form-10K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's common stock as contained in the Company's registration statement under Section 12 of the Exchange Act of 1934, including any amendment or report updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters those securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICER

     Sections 47-2-58.1 to 47-2-58.7 of the South Dakota Codified Laws permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations.
Article V of the Bylaws of the Company and separate indemnification contracts entered into between the Company and each of its directors and officers authorize indemnification of the Company's directors and officers consistent with the provisions of South Dakota laws.

     The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

  *4(a)	Restated Articles of Incorporation dated May 24, 1994 (Exhibit 3(I)
to Form 8-K dated June 7, 1994, File No. 1-7978).

  *4(b) Bylaws dated January 30, 1997 (Exhibit 3(b) to Form 10-K dated March 7, 1997).

    23	 Consent of Independent Public Accountants

    24	 Powers of Attorney

    99	 Black Hills Corporation Retirement Savings Plan Financial Statements
        as of December 31, 1997 and 1996 Together With Report of Independent Public Accounts.

    The registrant undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service
(IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

	  (i)	To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

	 (ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	(iii)	To include any material information with respect to the plan of
distribution not previously	disclosed in the registration statement or any
material change to such information in the	registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it is has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 20th day of August, 1998.

                                       BLACK HILLS CORPORATION

                                       By /s/ROXANN R. BASHAM
                                       Roxann R. Basham, Vice President-Finance

     Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 20th day of August, 1998.

                                       BLACK HILLS CORPORATION
                                       RETIREMENT SAVINGS PLAN

                                       By /s/ROXANN R. BASHAM
                                       Roxann R. Basham, Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   SIGNATURE                       TITLE                  DATE

/s/DANIEL P. LANDGUTH        Principal Executive      August 20, 1998
Daniel P. Landguth,           Officer and Director
Chairman and President

/s/ROXANN R. BASHAM          Principal Financial      August 20, 1998
Roxann R. Basham,             Officer
Vice President - Finance

/s/MARK T. THIES             Principal Accounting     August 20, 1998
Mark T. Thies,                Officer
Controller

GLENN C. BARBER*             Directors
Glenn C. Barber

BRUCE B. BRUNDAGE*
Bruce B. Brundage

JOHN R. HOWARD*
John R. Howard

EVERETT E. HOYT*                             August 20, 1998
Everett E. Hoyt

KAY S. JORGENSEN*                           *By: /S/DANIEL P. LANDGUTH
Kay S. Jorgensen                              Daniel P. Landguth
                                              Attorney at Fact
THOMAS J. ZELLER*
Thomas J. Zeller